Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-69292
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                                 INFINITY, INC.

                     SUPPLEMENT NO. 2 DATED FEBRUARY 3, 2003
                      TO PROSPECTUS DATED DECEMBER 10, 2001


     Thomas I. Unterberg, Bella & Israel Unterberg Foundation #2, and Marjorie and Clarence E. Unterberg Foundation, Inc., three of the selling holders, have sold all of their Notes to C.E. Unterberg, Towbin, a California Limited Partnership. As a result, the three selling holders are no longer included in the selling holder table, and the amounts shown for C.E. Unterberg, Towbin are updated as follows:

                                                                   Number of        Percentage
                        Principal                   Number of        Shares         of Common
                        Amount of     Percentage    Conversion    Beneficially      Stock Out-
                        Notes That     of Notes     Shares That   Owned Before   standing Before
   Selling Holder       May be Sold   Outstanding   May be Sold     Offering         Offering
----------------------  -----------   -----------   -----------   ------------   ---------------

C.E. Unterberg, Towbin,  $725,000       17.1%        150,800      715,689 (8)        8.6%
 a California Limited
 Partnership
_________

(8)  Includes 150,800 shares issuable under the Notes held by C.E. Unterberg, Towbin, a California
     Limited Partnership; 420,000 shares issuable under warrants held by C.E. Unterberg, Towbin;
     and 104,000 shares issuable under Notes and 40,889 shares issuable under 7% Convertible
     Subordinated Notes held by C.E. Unterberg, Towbin Capital Partners, L.P.